Exhibit 10.54

TERM NOTE

(LIBOR SWAP TRANSACTION)

$9,100,000.00	Effective as of August 28, 2013

FOR VALUE RECEIVED, and intending to be legally bound RIVERBEND BETHLEHEM HOLDINGS I LLC, a limited liability company organized under the laws of the Commonwealth of Pennsylvania, with a mailing address at c/o Griffin Land & Nurseries, Inc., 204 West Newberry Road, Bloomfield, Connecticut 06002 (the “Borrower”), promises to pay to FIRST NIAGARA BANK, N.A., a national banking association with a banking office at P.O. Box 28, Buffalo, NY 14240-0028 (together with its successors and assigns, “Lender”) or order, on or before September 1, 2023 (“Maturity”), the principal sum of Nine Million One Hundred Thousand and 00/100 Dollars ($9,100,000.00), together with interest thereon (the “Loan”), until paid in full.

1.                                      INTEREST RATE.  Subject to the terms of this Note, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to the LIBOR Rate for the Interest Period plus 1.95% (the “LIBOR-Based Rate”).

For purposes hereof, the following terms shall have these meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York or Connecticut are required or permitted by law to close.

“Interest Period” shall mean with respect to any LIBOR Advance, the one (1)-month period commencing on the first day of each month; provided, however, that only the first Interest Period hereunder shall commence on the later of the date hereof or the date of the initial loan hereunder until the initial payment date.

“LIBOR Advance” shall mean any advances under this Note bearing interest based upon the LIBOR-Based Rate.

“LIBOR Rate” shall mean a variable interest rate per annum (rounded upwards, if necessary) determined by Lender by dividing (a) the LIBOR rate which is published on Bloomberg Screen, BBAM1 (or any successor as may replace such page in said service for the purposes of display of the interbank interest rates offered on the London market) at 11:00 a.m. London time two (2) Business Days prior to the commencement of the Interest Period; provided, however, if such rate is not available, “LIBOR Rate” shall mean either (i) the rate of interest per annum determined by Lender to be the average rate per annum at which United States dollar deposits in a similar amount are offered for such Interest Period by major banks in the London interbank deposit market at approximately 11:00 a.m. London time two (2) Business Days prior to the commencement of the Interest Period, or (ii) a similar rate based upon a comparable index chosen by Lender in its sole discretion, by (b) a number equal to 1.00 less the Reserve Requirement.

“Mortgage” shall mean the Mortgage Deed and Security Agreement on the Property dated the date hereof from Borrower to Lender securing this Note, as the same may be amended from time to time.

“Prime Rate” shall mean the variable rate of interest announced by Lender from time to time as its prime rate for calculating interest on certain loans.  The Prime Rate may or may not be the most favorable rate charged by Lender to its customers from time to time.

“Property” means the property owned by Borrower located at 4275 Fritch Drive, Bethlehem, Pennsylvania, which has been mortgaged to Lender as security for the Loan.

“Reserve Requirement” shall mean the percentage which Lender determines to be the maximum reserve requirement (including, without limitation, any emergency, marginal, special or supplemental reserve requirement) prescribed for so-called “Eurocurrency liabilities” (or any other category of eurocurrency funding) prescribed by the Board of Governors of the Federal Reserve System (or under any successor regulation which Lender determines to be applicable) with each change in such maximum reserve requirement automatically, immediately and without notice changing the LIBOR Rate thereafter applicable to each LIBOR Advance.

“Variable Rate” shall mean the Prime Rate plus one-half percent (0.50%) per annum.  The Variable Rate shall change simultaneously with changes to the Prime Rate.

“Variable Rate Advance” shall mean any advances under the Note bearing interest based upon the Variable Rate.

2.                                      ADDITIONAL INTEREST PROVISIONS.

(a)                                 Borrower shall pay interest, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as applicable), on the outstanding principal amount from and including the date of this Note to, but not including, the date the outstanding principal amount is paid in full.

(b)                                 If pursuant to the terms of this Note, Borrower is at any time obligated to pay interest on the principal balance of this Note at a rate in excess of the maximum interest rate permitted by applicable law, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

(c)                                  After the occurrence of an Event of Default, at Lender’s option, interest shall accrue at a rate per annum equal to the aggregate of 3% plus the rate otherwise applicable (the “Default Rate”), and such rate shall continue to apply whether or not judgment shall be entered on this Note.

(d)                                 Upon request, Lender shall give prompt notice to Borrower of the LIBOR Rate as determined and adjusted herein, which determination shall be conclusive absent manifest error.

(e)                                  Except as otherwise provided, each Interest Period shall commence on the first day of each month and end on the last day of the Interest Period; provided, however, that (i) no Interest Period shall extend beyond Maturity, and (ii) each subsequent Interest Period, to the extent applicable, shall commence automatically and immediately following the end of the preceding Interest Period.

(f)                                   In the event that Lender shall determine that by reason of circumstances affecting the London Interbank Eurodollar market, adequate and reasonable means do not exist for determining the LIBOR Rate or dollar deposits are not available to Lender in the Interbank Eurodollar market with respect to a proposed LIBOR Advance, Lender shall give Borrower notice of such determination and (i) any requested LIBOR Advance shall be made as a Variable Rate Advance, unless Borrower gives Lender two (2) Business Days’ prior notice that its request for such borrowing is canceled; (ii) any advance which was to have been converted to a LIBOR Advance shall be continued as a Variable Rate Advance; and (iii) any outstanding LIBOR Advance shall be converted to a Variable Rate Advance on the last Business Day of the applicable Interest Period.  Thereafter, Lender shall have no obligation to make LIBOR Advances or maintain outstanding LIBOR Advances and Borrower shall not have the right to request LIBOR Advances.  Lender shall be entitled to fund and maintain its funding of all or any part of any LIBOR Advance in any manner Lender may from time to time deem advisable, Borrower hereby acknowledging that all determinations relating to LIBOR Advances shall be made as if Lender had actually funded and maintained each such LIBOR Advance by the purchase of deposits in an amount similar to the amount of that advance, with a maturity similar to the Interest Period for that advance and bearing interest at LIBOR with respect to that advance.

(g)                                  If Lender shall determine that any applicable law, treaty, regulation, guideline or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful or impossible for Lender to make or maintain any LIBOR Advance, the obligation of Lender hereunder to make or maintain such LIBOR Advance shall terminate and Borrower shall, if any such LIBOR Advance is outstanding, promptly upon request from Lender, prepay such LIBOR Advance or convert such LIBOR Advance to a Variable Rate Advance.  If any such payment is made on a day that is not the last Business Day of the then current Interest Period, Borrower shall pay Lender, upon Lender’s request, any amount required under Section 5 hereof.

3.                                      REPAYMENT.  On the date hereof, if requested by Lender, Borrower shall pay to Lender interest only in advance for the month in which this Note is dated.  Borrower shall repay the outstanding balance of this Note in 119 consecutive monthly payments of principal in the amount set forth on Schedule A hereto plus accrued interest at the applicable interest rate, commencing October 1, 2013 and continuing on the first day of each consecutive month until Maturity, when the remaining unpaid principal and unpaid accrued interest shall be due and payable in full.  Interest shall be payable, in arrears, on the first day of each month commencing the month following the date of this Note and on the date the LIBOR Advances are paid in full.

4.                                      APPLICATION; BUSINESS DAY.  Borrower shall make all payments on this Note to Lender at its address stated above or at such other place as the holder of this Note may designate.  All payments shall be made absolutely net of, without deduction or offset and free and clear of taxes, deductions, charges or withholding of any kind.  Lender shall apply all payments received on this Note to any accrued and unpaid interest then due and owing, then to the reduction of principal of this Note, then to other sums due hereunder in such order and in such amounts as Lender may determine from time to time.  The sum or sums shown on Lender’s records shall be evidence of the correct unpaid balances of principal and interest on this Note, absent manifest error.  If any payment comes due on a day that is not a Business Day, as defined above, Borrower may make the payment on the first Business Day following the payment date and pay the additional interest accrued to the date of payment.

5.                                      PREPAYMENT.  This Note may be prepaid in whole or in part at any time without the payment of any prepayment fee.

6.                                      LATE FEE.  If any payment due under this Note is unpaid for five (5) Business Days or more, Borrower shall pay, in addition to any other sums due under this Note (and without limiting Lender’s other remedies on account thereof), a late charge in an amount equal to 5% of such unpaid amount.

7.                                      MAINTAIN OPERATING ACCOUNTS.  Borrower, or an affiliate of Borrower, shall maintain a business checking account at Lender.  Borrower shall deposit all rents and other income received from the Property monthly into said account.  Borrower shall also deposit all tenant security deposits from the Property in an account or accounts at Lender.

8.                                      EVENTS OF DEFAULT.  The happening of any of the following events or occurrence of the following conditions, shall be events of default hereunder (individually, an “Event of Default” and collectively “Events of Default”):

(a)                                 Nonpayment.  Nonpayment when due, whether by acceleration or otherwise, of principal of, interest on, or any fee or premium provided for under, this Note.

(b)                                 Default under Related Documents.  The occurrence of an “Event of Default”, uncured at the end of any applicable cure period, under any loan agreement, security agreement or other document evidencing or securing this Note (individually, a “Loan Document” and collectively, the “Loan Documents”).

(c)                                  Death; Incompetency.  INTENTIONALLY OMITTED

(d)                                 Bankruptcy Proceedings.  (i) If Borrower or any guarantor hereof (each a “Loan Party”) shall (A) file a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect, (B) consent to the filing of a petition in any bankruptcy, liquidation, reorganization or insolvency proceedings, (C) consent to the appointment of a receiver, trustee, agent or officer performing similar functions with respect to any substantial part of its assets, (D) make a general assignment for the benefit of its creditors, or (E) institute or execute a consent to any other type of insolvency proceedings (under the federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against or winding up of affairs of Loan Party; or (ii) the appointment of a receiver, custodian, trustee or officer performing similar functions for any Loan Party or for any of their respective assets, or the filing against any Loan Party of a request or petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or other relief under the bankruptcy, insolvency or similar laws of the United States of America, or any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect, or the institution against any Loan Party of any other type of insolvency proceedings (under the federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of such Loan Party, and the failure to have such appointment vacated or such petition or proceeding dismissed within 90 days after such appointment, filing or institution.

(e)                                  Insolvency.  If Borrower or any guarantor hereof shall (i) become “insolvent” as defined in any applicable state or federal statute; or (ii) incur debts beyond its ability to pay them as they mature.

(f)                                   Other Covenants.  Default in the observance of any of the covenants or agreements of Borrower set forth herein and the failure of Borrower to cure such default within thirty (30) days after notice thereof from Lender, provided that if such cure cannot reasonably be effectuated within said thirty (30) day period, Borrower shall have such additional time as is reasonably necessary to cure such default so long as Borrower has commenced such cure within said thirty (30) day period and is diligently pursuing such cure.

(g)                                  Representations.  If any certificate, statement, representation, warranty or financial statement furnished by or on behalf of Borrower pursuant to or in connection with this Note (including, without limitation, representations and warranties contained herein) or as an inducement to Lender or any Lender affiliate to enter into any lending agreement with Borrower shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified, or to have omitted any material contingent or unliquidated liability or claim against Borrower, or if on the date of the execution of this Note there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate, which change shall not have been disclosed by Borrower to Lender at or prior to the time of such execution.

(h)                                 Judgments.  If any judgment or judgments (other than any judgment for which it is fully insured) against Borrower remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days.

(i)                                     Guarantor Default.  Any guaranty of this Note shall cease, for any reason, to be in effect without the prior consent of Lender, or any guarantor or Borrower shall so assert in writing; or any individual guarantor shall die or become incapacitated, incarcerated and, if requested by Lender in its sole discretion, Borrower shall have failed to agree to a replacement guaranty, cash collateral or other arrangement satisfactory to Lender as an adequate substitution for the guaranty of such guarantor; or any guarantor shall fail to perform or observe any covenant contained in the guaranty to which such guarantor is a party; or any representation, warranty or financial statement made or furnished by a guarantor in connection with this Note or the applicable guaranty shall prove to have been false in any material respect, or to have omitted any material contingent or unliquidated liability.

(j)                                    Challenge to Collateral Documents.  If Borrower, any guarantor, or any other Person providing collateral support for Borrower’s obligations hereunder (the “Obligor”) directly or indirectly, shall challenge, or indicate their intention to challenge, the validity and binding effect of any provision of this Note or any document evidencing or securing Borrower’s indebtedness under this Note (each a “Collateral Document” and collectively, the “Collateral Documents”) or this Note or the Collateral Documents shall for any reason (except to the extent permitted by their express terms) cease to be effective or cease to have the priority lien position required by the terms thereof or the collateral is no longer available, for any reason.

(k)                                 Change of Ownership.  If there is a change of control of Borrower.

(l)                                     Cross Default.  Nonpayment by Borrower of any other indebtedness owing by Borrower to Lender, or to any other party (if such indebtedness to such other party is in excess of $50,000.00), when due (or, if permitted by the terms of the applicable document, within any applicable grace period), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or failure of Borrower to perform any material term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Note) evidencing or securing or relating to any indebtedness owing by Borrower to Lender, or to any other party (if such indebtedness is in excess of $50,000.00) when required to be performed if the effect of such failure is to permit the holder to accelerate the maturity of such indebtedness.

(m)                             Termination of Business.  Any Obligor terminates its business or ceases to operate as a going concern.

Upon the occurrence of any Event of Default (other than an Event of Default under paragraphs (d) or (e) above), Lender shall have the absolute right, at its option and in its sole discretion, to declare immediately due and payable all unpaid amounts of principal and interest on this Note, and all other sums payable at the time of, or as the result of, such declaration under this Note or any other document securing this Note and Borrower shall no longer be permitted to obtain loans hereunder.  Upon the happening of one or more Events of Default under paragraphs (d) or (e) hereof, Lender’s obligations hereunder shall be cancelled immediately, automatically and without notice, and all amounts outstanding under this Note, and all other sums payable at the time of, or as the result of, such declaration under this Note or any other document securing this Note, shall become immediately due and payable without presentation, demand or notice of any kind to Borrower.  Lender may, in its sole discretion, exercise alternately or cumulatively any of the remedies available under this Note or any other document securing this Note, or at law or equity.  The failure to exercise one or more of such remedies upon the happening of an Event of Default shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same Event of Default or any other Event of Default. Neither the acceptance by Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment, or any negotiation or discussion with Borrower, shall constitute a waiver of the right to exercise one or more of such remedies at that time or at any subsequent time or nullify any prior exercise of any remedy, except as and to the extent otherwise provided by law.

9.                                      SETOFF.  If the unpaid principal amount of this Note, interest accrued on the unpaid principal amount thereof or other amount owing by Borrower under this Note or the other loan documents shall have become due and payable (at maturity, by acceleration or otherwise), Lender will have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to setoff against and to appropriate and apply to such due and payable amounts any obligations owing to, and any other funds held in any manner for the account of, Borrower by Lender or any other direct or indirect subsidiary of First Niagara Financial Group, Inc. (“FNFG”), including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by Borrower.  Borrower consents to and confirms the foregoing arrangements and confirms the rights of banker’s lien and setoff.  Nothing in this Note will be deemed a waiver or prohibition of or restriction on such rights of banker’s lien or setoff.

10.                               CHANGE OF LAW.  If the adoption of, any change in or any change in the interpretation of, any law regulation or guideline applicable to financial institutions by any applicable governmental authority exercising control over Lender or FNFG (a “Governmental Rule”), or the compliance by Lender with the Governmental Rule (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System and regulations of the Securities and Exchange Commission relating to financial instruments), imposes any reserve, deposit, allocation of capital or similar requirement, or any tax (other than taxes on Lender’s income) on Lender or FNFG which reduces the rate of return on Lender’s capital then, and in each such case, Lender may require Borrower to pay the amount necessary to compensate Lender or FNFG for such reduced rate of return.  Lender will deliver to Borrower a statement of the justification for the payment(s) and the determination by Lender shall be conclusive absent obvious error and shall be payable by Borrower to Lender upon Lender’s demand.  In determining any such amount, Lender may use reasonable averaging and attribution methods.

11.                               PAYMENT OF FEES AND EXPENSES.  Borrower agrees to pay, upon demand, costs of collection of all amounts due under this Note, including, without limitation, principal, interest and fees, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys’ fees and expenses.

12.                               GOVERNING LAW.  This Note shall be interpreted and the rights and liabilities of the parties shall be governed by the laws of the State of Connecticut, without regard to principles of the conflict of laws.  This Note has been delivered to and accepted by Lender and will be deemed to be made in the State of Connecticut.

13.                               GENERAL PROVISIONS.

(a)                                 Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance or enforcement of this Note.

(b)                                 This Note, together with any related loan and security agreements, guaranties, and documents ancillary thereto contains the entire agreement between Lender and Borrower with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement, commitment letter or other correspondence related thereto and representation previously made by Lender.

(c)                                  Borrower agrees that in any legal proceeding, a copy of this Note kept in Lender’s course of business may be admitted into evidence as an original.

(d)                                 This Note is a binding obligation enforceable against Borrower and its permitted successors and assigns and shall inure to the benefit of Lender and its successors and assigns.  Borrower may not assign any of its rights or obligations hereunder without the prior written consent of Lender.  If a court deems any provision of this Note invalid, the remainder of this Note shall remain in effect.

(e)                                  If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term “Borrower” shall include each as well as all of them.

(f)                                   Borrower shall furnish to Bank the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied: (i) not later than one hundred twenty (120) days after the end of each fiscal year, financial information of Borrower including, without limitation, an operating statement, a cash flow statement and a balance sheet and any other information reasonably requested by Lender, prepared by Borrower’s chief financial officer or if Borrower has no such officer, the chief financial officer of Borrower’s manager; and (ii) such other information respecting the operations of Borrower and/or the Property as Lender may from time to time reasonably request.  Borrower shall promptly notify Lender of the occurrence of any default, Event of Default, adverse litigation or material adverse change in its financial condition.

(g)                                  If payment of this Note is secured by collateral, the collateral is specified in the collateral records of Lender.

(h)                                 No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

(i)                                     All notices, demands, or other communications hereunder must be in writing and will be effective when delivered or mailed to the address set forth herein or such other address as provided by such party via overnight delivery service or personal service or, if mailed, three (3) days after deposit, postage prepaid, in an official depository maintained by the United States Post Office.

(j)                                    Borrower agrees to indemnify Lender and its affiliates and their respective officers, directors and employees (collectively, “Indemnitees”) and hereby holds Indemnitees harmless against all liabilities, claims, actions, suits, proceedings, penalties, costs, expenses, brokerage or other fees (including, without limitation, reasonable legal fees and expenses), losses, damages and liabilities of any kind or nature including in tort, penalties and interest, which Lender may incur in any manner other than Lender’s own negligence or willful misconduct, by reason of any matter relating, directly or indirectly, to this Note and the related Loan Documents.  This indemnity shall survive the termination of this Note.

(k)                                 To the fullest extent permitted by applicable law, Borrower and Lender shall not assert, and each hereby waives any claim against the other, on any theory of liability, for special, indirect, consequential or punitive damages (but excluding direct or actual damages) arising out of, in connection with or as a result of, this Note, any related loan documents, the transactions contemplated hereby or thereby or any loan or the use of the proceeds.

(l)                                     USA Patriot Act.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the USA Patriot Act.

14.                               JURISDICTION AND VENUE.  BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (A) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY LENDER AND ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE OR ANY COLLATERAL RELATED HERETO TO THE JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF CONNECTICUT OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF CONNECTICUT, AND (B) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING.

15.                               WAIVER OF JURY TRIAL.  BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND IN, ANY ACTION OR OTHER LEGAL PROCEEDING OF ANY NATURE, RELATING TO (A) THIS NOTE, ANY RELATED LOAN DOCUMENT OR ANY COLLATERAL RELATED HERETO, (B) ANY TRANSACTION CONTEMPLATED BY ANY SUCH DOCUMENTS OR (C) ANY NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS NOTE, OR ANY COLLATERAL RELATED HERETO.  BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL AS NECESSARY AND APPROPRIATE.

16.                               PREJUDGMENT REMEDY WAIVER.  BORROWER HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE PROCEEDS OF THE LOAN SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES AND THAT THE LOAN IS A “COMMERCIAL TRANSACTION” AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT.  BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES, SECTIONS 52-278a ET SEQ., AS AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES LENDER MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER.  MORE SPECIFICALLY, BORROWER ACKNOWLEDGES THAT LENDER’S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES, SECTION 52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER.  BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY BY LENDER’S ATTORNEY, AND LENDER ACKNOWLEDGES BORROWER’S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.  BORROWER FURTHER HEREBY WAIVES ANY REQUIREMENT OR OBLIGATION OF LENDER TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY LENDER AND WAIVES ANY OBJECTIONS TO ANY PREJUDGMENT REMEDY OBTAINED BY LENDER BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS OF BORROWER OR ANY OTHER OBLIGATED PARTY TO ANY ACTION BROUGHT BY LENDER.  BORROWER ACKNOWLEDGES AND AGREES THAT ALL OF THE WAIVERS CONTAINED IN THIS SECTION HAVE BEEN MADE KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF ITS COUNSEL.

RIVERBEND BETHLEHEM HOLDINGS I LLC

By:	Riverbend Lehigh Valley Holdings II LLC
Its Sole Member

	By:	Griffin Land, LLC
Its Sole Member

		By:	Griffin Land & Nurseries, Inc.
Its Sole Member

			By:	/s/ Michael Gamzon
Name: Michael Gamzon
Title: President

SCHEDULE A

Loan Amortization Schedule

Payment Date	Balance Prior to Payment	Principal Payment Amount

October 1, 2013	9,100,000.00	15,620.00
November 1, 2013	9,084,380.00	15,620.00
December 1, 2013	9,068,760.00	15,620.00
January 1, 2014	9,053,140.00	15,620.00
February 1, 2014	9,037,520.00	16,241.00
March 1, 2014	9,021,279.00	16,241.00
April 1, 2014	9,005,038.00	16,241.00
May 1, 2014	8,988,797.00	16,241.00
June 1, 2014	8,972,556.00	16,241.00
July 1, 2014	8,956,315.00	16,241.00
August 1, 2014	8,940,074.00	16,241.00
September 1, 2014	8,923,833.00	16,241.00
October 1, 2014	8,907,592.00	16,241.00
November 1, 2014	8,891,351.00	16,241.00
December 1, 2014	8,875,110.00	16,241.00
January 1, 2015	8,858,869.00	16,241.00
February 1, 2015	8,842,628.00	17,048.00
March 1, 2015	8,825,580.00	17,048.00
April 1, 2015	8,808,532.00	17,048.00
May 1, 2015	8,791,484.00	17,048.00
June 1, 2015	8,774,436.00	17,048.00
July 1, 2015	8,757,388.00	17,048.00
August 1, 2015	8,740,340.00	17,048.00
September 1, 2015	8,723,292.00	17,048.00
October 1, 2015	8,706,244.00	17,048.00
November 1, 2015	8,689,196.00	17,048.00
December 1, 2015	8,672,148.00	17,048.00
January 1, 2016	8,655,100.00	17,048.00
February 1, 2016	8,638,052.00	17,795.00
March 1, 2016	8,620,257.00	17,795.00
April 1, 2016	8,602,462.00	17,795.00
May 1, 2016	8,584,667.00	17,795.00
June 1, 2016	8,566,872.00	17,795.00
July 1, 2016	8,549,077.00	17,795.00
August 1, 2016	8,531,282.00	17,795.00
September 1, 2016	8,513,487.00	17,795.00
October 1, 2016	8,495,692.00	17,795.00
November 1, 2016	8,477,897.00	17,795.00
December 1, 2016	8,460,102.00	17,795.00
January 1, 2017	8,442,307.00	17,795.00
February 1, 2017	8,424,512.00	18,778.00
March 1, 2017	8,405,734.00	18,778.00
April 1, 2017	8,386,956.00	18,778.00

Payment Date	Balance Prior to Payment	Principal Payment Amount
May 1, 2017	8,368,178.00	18,778.00
June 1, 2017	8,349,400.00	18,778.00
July 1, 2017	8,330,622.00	18,778.00
August 1, 2017	8,311,844.00	18,778.00
September 1, 2017	8,293,066.00	18,778.00
October 1, 2017	8,274,288.00	18,778.00
November 1, 2017	8,255,510.00	18,778.00
December 1, 2017	8,236,732.00	18,778.00
January 1, 2018	8,217,954.00	18,778.00
February 1, 2018	8,199,176.00	19,711.00
March 1, 2018	8,179,465.00	19,711.00
April 1, 2018	8,159,754.00	19,711.00
May 1, 2018	8,140,043.00	19,711.00
June 1, 2018	8,120,332.00	19,711.00
July 1, 2018	8,100,621.00	19,711.00
August 1, 2018	8,080,910.00	19,711.00
September 1, 2018	8,061,199.00	19,711.00
October 1, 2018	8,041,488.00	19,711.00
November 1, 2018	8,021,777.00	19,711.00
December 1, 2018	8,002,066.00	19,711.00
January 1, 2019	7,982,355.00	19,711.00
February 1, 2019	7,962,644.00	20,690.00
March 1, 2019	7,941,954.00	20,690.00
April 1, 2019	7,921,264.00	20,690.00
May 1, 2019	7,900,574.00	20,690.00
June 1, 2019	7,879,884.00	20,690.00
July 1, 2019	7,859,194.00	20,690.00
August 1, 2019	7,838,504.00	20,690.00
September 1, 2019	7,817,814.00	20,690.00
October 1, 2019	7,797,124.00	20,690.00
November 1, 2019	7,776,434.00	20,690.00
December 1, 2019	7,755,744.00	20,690.00
January 1, 2020	7,735,054.00	20,690.00
February 1, 2020	7,714,364.00	21,628.00
March 1, 2020	7,692,736.00	21,628.00
April 1, 2020	7,671,108.00	21,628.00
May 1, 2020	7,649,480.00	21,628.00
June 1, 2020	7,627,852.00	21,628.00
July 1, 2020	7,606,224.00	21,628.00
August 1, 2020	7,584,596.00	21,628.00
September 1, 2020	7,562,968.00	21,628.00
October 1, 2020	7,541,340.00	21,628.00
November 1, 2020	7,519,712.00	21,628.00
December 1, 2020	7,498,084.00	21,628.00
January 1, 2021	7,476,456.00	21,628.00
February 1, 2021	7,454,828.00	22,791.00
March 1, 2021	7,432,037.00	22,791.00
April 1, 2021	7,409,246.00	22,791.00
May 1, 2021	7,386,455.00	22,791.00
June 1, 2021	7,363,664.00	22,791.00
July 1, 2021	7,340,873.00	22,791.00
August 1, 2021	7,318,082.00	22,791.00
September 1, 2021	7,295,291.00	22,791.00
October 1, 2021	7,272,500.00	22,791.00

Payment Date	Balance Prior to Payment	Principal Payment Amount
November 1, 2021	7,249,709.00	22,791.00
December 1, 2021	7,226,918.00	22,791.00
January 1, 2022	7,204,127.00	22,791.00
February 1, 2022	7,181,336.00	23,924.00
March 1, 2022	7,157,412.00	23,924.00
April 1, 2022	7,133,488.00	23,924.00
May 1, 2022	7,109,564.00	23,924.00
June 1, 2022	7,085,640.00	23,924.00
July 1, 2022	7,061,716.00	23,924.00
August 1, 2022	7,037,792.00	23,924.00
September 1, 2022	7,013,868.00	23,924.00
October 1, 2022	6,989,944.00	23,924.00
November 1, 2022	6,966,020.00	23,924.00
December 1, 2022	6,942,096.00	23,924.00
January 1, 2023	6,918,172.00	23,924.00
February 1, 2023	6,894,248.00	24,946.00
March 1, 2023	6,869,302.00	24,946.00
April 1, 2023	6,844,356.00	24,946.00
May 1, 2023	6,819,410.00	24,946.00
June 1, 2023	6,794,464.00	24,946.00
July 1, 2023	6,769,518.00	24,946.00
August 1, 2023	6,744,572.00	24,946.00
September 1, 2023	6,719,626.00	6,719,626.00